EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 25, 2000, on the consolidated financial statements of NFO Worldwide, Inc. and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three year period ended December 31, 1999, which report appears in the Current Report on Form 8-K dated July 17, 2000, of The Interpublic Group of Companies, Inc. (the "Company"), and which statements are included in the supplemental consolidated financial statements of the company incorporated in this Registration Statement by reference to such Current Report on Form 8-K. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement. It should be noted that we have not audited any financial statements of NFO Worldwide, Inc. subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.

                                               /s/ ARTHUR ANDERSEN LLP

                                               New York, New York,
                                               July 18, 2000.